Exhibit 10.86

AMENDMENT

TO

ACQUISITION AND STOCK PURCHASE AGREEMENT

This Amendment to Acquisition and Stock Purchase Agreement (“Amendment”) is entered into as of December 7, 2013 (“Effective Date”), by and among RiceBran Technologies, a California corporation (“Purchaser”), H&N Distribution, Inc., a Nevada corporation (the “Company”), Mark S. McKnight (“McKnight”), Nicole McKnight (“Nicole”), Renee S. Ellis (“Renee”) and Management Associates International, Inc., a Nevada corporation (“MA Corp”, and together with McKnight, Nicole and Renee, the “Shareholders”).

RECITALS

A.            Purchaser, the Company and the Shareholders entered into an Acquisition and Stock Purchase Agreement on September 24, 2013 (“Purchase Agreement”).

B.            The parties desire to amend the Purchase Agreement as provided in this Amendment.

C.            Capitalized terms used herein that are not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements set forth in this Amendment and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.            Amendment to Section 1.  Section 1 of the Purchase Agreement hereby is amended in its entirety to read as follows:

1.  Acquisition and Sale of Common Stock.

1.1         Purchase and Sale of Company Stock.  Subject to all the terms and conditions of this Agreement, at the Closing (as hereinafter defined), each Shareholder shall sell, transfer and deliver to Purchaser, and the Purchaser shall purchase from each Shareholder, all the shares of the Company Stock owned by such Shareholder, free and clear of any Encumbrances (as defined in Section 2.5). The Company Stock comprises 40,000 shares of Common Stock owned by McKnight that represents 40% of the Company Stock, 40,000 shares of Common Stock owned by Nicole that represents 40% of the Company Stock, 18,000 shares of Common Stock owned by MA Corp that represents 18% of the Company Stock and 2,000 shares of Common Stock owned by Renee that represents the remaining 2% of the Company Stock.  The agreements of Purchaser with each of the Shareholders are separate agreements and sales, but it is a condition of the Closing, as provided in Section 5.3, that all of the Shareholders sell all of their Company Stock and other equity interests to Purchaser.

Amendment to Acquisition and Stock Purchase Agreement

1.2         Determination of Purchase Price.  The purchase price for the Company Stock (“Purchase Price”) shall be paid in cash and promissory notes (“Notes”) in the form attached hereto as Exhibit A, and shall equal $5,250,000, unless adjusted for Closing Date Net Cash as provided in Section 1.6 in this Agreement.

1.2.1       Subject to adjustment for Closing Date Net Cash as provided in Section 1.6  in this Agreement, the Purchase Price shall be allocated between cash and Notes as follows:

Purchase Price	Cash Portion	Total Principal Amount of Notes
$5,250,000	$2,000,000	$3,250,000

1.2.2       Definitions.  For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

“Closing Date Current Ratio” shall mean, as of the Closing Date, the ratio of the Company’s current assets to the Company’s current liabilities.  For purpose of this definition, current assets and current liabilities shall be determined in accordance with GAAP, except that current liabilities shall include all indebtedness for borrowed money, regardless of the time at which such indebtedness must be repaid and shall exclude any balance due to be paid on a certain All Fill 24 head rotary filling machine that the Company has already made partial payment on and which is expected to be delivered to the Company only after Closing.

“GAAP” means those generally accepted accounting principles and practices that are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor), consistently applied, as such principles exist from time to time.

 “Closing Cash Consideration” means an amount equal to the difference between (i) the $2,000,000 and (ii) the Holdback Amount.

“Closing Note Amount” shall mean $3,250,000.

“Purchaser Common Stock” shall mean the Common Stock of Purchaser.

“Share Price” shall mean the arithmetic average of the VWAP of the Purchaser Common Stock on each of the thirty (30) consecutive Trading Days ending on the second business day immediately before the date that Purchaser delivers an Election Notice pursuant to Section 1.11.1 hereof; provided, however, that (i) if the Share Price as so calculated is less than $6.00, then the Share Price shall be deemed to equal $6.00 and (ii) if the Share Price as so calculated is greater than $12.00, then the Share Price shall be deemed to be $12.00.  Each of the share prices set forth in this definition are subject to adjustment for stock splits, stock dividends, recapitalizations and the like.

“Subdebt Issuance” shall mean the issuance by the Purchaser of Purchaser Common Stock pursuant to that certain Warrant Exchange Agreement (a true copy of which has been provided to the Shareholders before the execution of this Amendment), dated November 13, 2013, by and among Purchaser and certain holders of secured subordinated debt of Purchaser and which relates to outstanding loans to the Purchaser of at least $6 million.

Amendment to Acquisition and Stock Purchase Agreement

“Trading Day” means any day on which the Purchaser Common Stock is traded on the principal securities exchange or securities market on which the Purchaser Common Stock is then tradable.

“VWAP” means, for any date, the dollar volume-weighted average price of Purchaser Common Stock on the principal market in which it trades during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time.

1.3        Payment for Company Stock as Closing.  Subject to the terms and conditions of this Agreement, at the Closing, in exchange for the Company Stock, Purchaser shall make the following payments and deliveries:

1.3.1      Cash Payment.  An aggregate amount of cash equal to the Closing Cash Consideration shall be delivered to the Shareholders as follows:  (A) MA Corp shall be entitled to receive $424,000, (B) Renee shall be entitled to receive $36,000, (C) Nicole shall be entitled to receive $670,000, and (D) McKnight shall be entitled to receive $670,000.

1.3.2      Note Payment.  Notes with aggregate principal amount equal to the Closing Note Amount shall be delivered to the Shareholders, with each Shareholder receiving a Note with an original principal amount as set forth below:

Closing Note Amount		Original Principal Amount of Notes
	Nicole	McKnight	MA Corp	Renee
$3,250,000	$1,350,000	$1,350,000	$485,000	$65,000

1.4          Intentionally Omitted.

1.5          Intentionally Omitted.

1.6          Purchase Price Adjustment.  The Purchase Price shall be adjusted as provided in this Section 1.6.

1.6.1       Determination of Post-Closing Adjustments.  As promptly as practicable, but no later than fifteen (15) days after the later of (i) December 31, 2013 and (ii) the Closing Date, Purchaser shall cause the Company to:

determine the Closing Date Net Cash and the Closing Date Current Ratio; and

(a)            send notice to the Shareholders of the Company’s determination of Closing Date Net Cash, along with the calculations used by the Company to determine such amounts (“Adjustment Notice”).

Amendment to Acquisition and Stock Purchase Agreement

1.6.2       Payment of the Purchase Price Adjustment.  Promptly following the determination of the Closing Date Net Cash pursuant to Section 1.6.1(a), but no more than ten (10) business days following the date the Adjustment Notice is sent to the Shareholders, the following shall occur:

 (a)          If the Closing Date Net Cash as determined pursuant to Section 1.6 is greater than zero dollars ($0.00) and the Closing Date Current Ratio, after taking into consideration payments made pursuant to this Section 1.6.2(a), does not violate the terms and of this Agreement, then the Company shall promptly pay to the Shareholders an amount cash equal to the Closing Date Net Cash.

 (b)          If the Closing Date Net Cash as determined pursuant to Section 1.6 is less than $0.00, then the Purchaser shall deduct from the Holdback Account (as defined in Section 1.7 in this Agreement) and/or the Promissory Note  an amount of cash equal to the amount equal to the absolute value of such negative dollar amount; provided, however, that if the Company has failed to pay or accrue any Taxes (as defined in Section 2.12.1) with respect to any period prior to the Closing, then the Shareholders shall promptly pay to the Purchaser the full amount of any such unpaid or unaccrued Taxes.

 (c)          If the Company is required to pay to the Shareholders any cash pursuant to  Section 1.6.2(a), then the Company shall allocate the amount paid to each Shareholder based upon the number of shares of Company Stock owned by such Shareholder at Closing relative to the total number of shares of Company Stock that are outstanding at Closing.

1.6.3       Definitions.  For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

“Closing Date Net Cash” shall mean, as of the Closing Date, the difference between (i) the amount of cash held by the Company and (ii) the sum of (A) the total amount of all customer deposits, (B) income taxes and ad valorum taxes of the Company incurred or relating to periods on or prior to the Closing that have not be paid before the Closing; and (C) the note of the Company to Sovereign Bank, a true copy of such note and the amount outstanding thereunder has been delivered and disclosed to Purchaser.

1.7         Holdback.  At Closing, Purchaser shall withhold and retain a fraction of the cash portion of the Purchase Price (“Holdback Amount”) that otherwise would be paid to the Shareholders, and pay such portion of the Purchase Price as described in this Section.  The Holdback Amount shall be $200,000.  The Shareholders understand and agree that the Holdback Amount shall be held in a separate account of Purchaser (“Holdback Account”) to completely secure the Purchaser’s indemnification and Setoff rights pursuant to Section 7 (other than those specifically provided for in the amended Section 7.3 below).  Subject to the rights of the Purchaser set forth herein, the Company shall deliver to the Shareholders one half of the amount remaining in the Holdback Account that is not subject to Purchaser’s indemnification and Setoff rights under Section 7 on the first anniversary of the Closing and the balance of the amount remaining in the Holdback Account that is not subject to Purchaser’s indemnification and Setoff rights under Section 7 on the second anniversary of the Closing.  Notwithstanding the foregoing provisions of this Section 1.7, the Shareholders shall not be entitled to receive any portion of the Holdback Amount unless on the first anniversary of the Closing McKnight is an employee of Purchaser or one of Purchaser’s subsidiaries and the Shareholders shall not be entitled to receive any portion of the Holdback Amount on the second anniversary of the Closing or thereafter unless on such date McKnight is an employee of Purchaser or one of Purchaser’s subsidiaries; provided, however, that at either on or before the first or second anniversary of the Closing, if the Purchaser shall have terminated McKnight without Cause, then the Shareholders shall be entitled to receive the relevant payments from the Holdback Account.  Any portion of the Holdback Amount that is paid by Purchaser to the Shareholders shall be allocated among the Shareholders as follows:  (i) 40% to McKnight, (ii) 40% to Nicolle, (iii) 18% to MA Corp and (iv) 2% to Renee.

Amendment to Acquisition and Stock Purchase Agreement

1.8         The Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Weintraub Tobin Chediak Coleman Grodin Law Corporation, 400 Capitol Mall, Eleventh Floor, Sacramento, CA 95814, at 10:00 a.m., as soon as practicable, but not later than fifteen (15) days after all the conditions set forth in Section 5 hereof have been satisfied or waived, or on such other date, time and place as Purchaser and the Shareholders may mutually agree (“Closing Date”).  Subject to satisfaction of the conditions to Closing set forth in Section 5 hereof, the parties intend that Closing occur on January 1, 2014.  At the Closing (i) each Shareholder shall deliver to the Purchaser certificates representing the Company Stock owned by such Shareholder, duly endorsed for transfer or accompanied by duly executed stock powers with all requisite state and federal transfer stamps affixed thereto, (ii) the Shareholders shall execute and deliver the Notes to Purchaser, (iii) Purchaser shall wire the cash amounts described in Section 1.3.1 to the accounts designated by the Shareholders, (iv) Purchaser shall execute and deliver to the Shareholders the Notes described in Section 1.3.2, (v) Purchaser shall deliver the Holdback Amount to a specially designated account of Purchaser and (vi) the Company, Shareholders and the Purchaser, as applicable, shall deliver the certificates and other documents and instruments required to be delivered by or on behalf of such party.

1.9        Withholding Taxes.  Any amounts payable to any Shareholder pursuant to this Section 1 shall be subject to, and reduced by an amount equal to, the amount of any state, federal and foreign withholding taxes incurred (and not previously paid by or on behalf of such Shareholder) in connection with the acquisition of such Shareholder’s Company Stock.

1.10     Lost, Stolen or Destroyed Certificates.  In the event any certificates evidencing Company Stock shall have been lost, stolen, destroyed or not otherwise issued, Purchaser shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof the consideration required pursuant to Article I hereof; provided, however, that Purchaser may, in its reasonable discretion and as a condition precedent to the issuance thereof, require the shareholder to whom a certificate was not issued or who is the owner of such lost, stolen or destroyed certificates to enter into a customary indemnification agreement with Purchaser, pursuant to which such shareholder shall agree to indemnify Purchaser and its transfer agent against any claim that may be made against Purchaser or its transfer agent with respect to the certificates alleged to have been lost, stolen, destroyed, or never issued.

Amendment to Acquisition and Stock Purchase Agreement

1.11     Exchange of Notes.

1.11.1  Exchange Election.  At the Purchaser’s election, the Purchaser may cause the Shareholders to exchange their Notes for shares of Purchase Stock (“Exchange Election”).  The shares of Purchaser Common Stock that are issuable to the Shareholder pursuant to an Exchange Election are referred to herein as the “Exchange Shares”.  The number of Exchange Shares that the Purchaser will issue to each Shareholder in exchange for the Note held by such Shareholder will equal the quotient obtained by dividing (i) the principal and accrued but unpaid interest on such Note by (ii) the Share Price. To exercise the Exchange Election, the Purchaser shall send written notice to each Shareholder (“Election Notice”), which Election Notice shall state the number Exchange Shares that will be issued to the Shareholder and the date that the exchange will take place, which exchange date must be a date within ten (10) business days after the date the Election Notice is delivered (the date of the exchange, the “Exchange Date”).  The Purchaser covenants and undertakes to not engage in any Subdebt Issuance or issue any Purchaser Common Stock pursuant to the Warrant Exchange Agreement described in Section 1.2.2 (or any successor or similar agreement among the parties thereto) unless the Purchaser has issued or simultaneously issues to the Shareholders all of the Exchange Shares and thereby fully redeems the Promissory Note.

1.11.2    Issuance of Certificates; Cancellation of Notes.  On the Exchange Date, the Purchaser shall deliver a share certificate to each Shareholder for the number of Exchange Shares that such Shareholder is entitled pursuant to Section 1.11.1.  On or before the Exchange Date, each Shareholder shall cause the Note issued to the Shareholder hereunder to be delivered to the Purchaser for cancellation on the Exchange Date.  Whether or not such Note is delivered to the Purchaser for cancellation, such Note and the obligations of the Purchaser thereunder shall terminate on the Exchange Date.

1.11.3    Fractional Shares.  No fraction of a share of Purchaser Common Stock will be issued to a Shareholder pursuant to the Exchange Election, but in lieu thereof, each Shareholder who would otherwise be entitled to a fraction of a share of Purchaser Common pursuant to an Exchange Election shall be entitled to receive from Purchaser a full share of Purchaser Common Stock.

1.11.4    Legends.  The Exchange Shares to be issued hereunder shall be issued in a private placement as “restricted securities” as defined under Rule 144 of the Securities Act of 1933, as amended (“Securities Act”) and will be subject to the following legend (and any other legends required under state securities laws):

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SECURITIES, OR (B) A VALID EXEMPTION THEREFROM AND THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.”

Amendment to Acquisition and Stock Purchase Agreement

1.11.5  Securities Law Representations.  Each of the Shareholders, with respect only to such Shareholder individually and no other person or entity, represents and warrants to Purchaser that each of the representations and warranties set forth below is true and correct in all respects as of the date hereof:

  (a)            The Shareholder understands that (i) the Exchange Shares that may be issued to the Shareholder hereunder will not been registered under the Securities Act, nor qualified under the securities laws of any other jurisdiction, (ii) the Exchange Shares cannot be resold unless they subsequently are registered under the Securities Act and qualified under applicable state securities laws or foreign securities laws, unless exemptions from such registration and qualification requirements are available, and (iii) the Shareholder has no right to require such registration or qualification.

  (b)            The Exchange Shares that may be received by the Shareholder pursuant to this Agreement will be acquired for the Shareholder’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, any applicable state securities laws or foreign securities laws, and the Exchange Shares will not be disposed of in contravention of the Securities Act or any applicable state securities laws or foreign securities laws.

  (c)            The Shareholder understands that the number of Exchange Shares that may be issued by Purchaser under this Agreement is dependent of the trading price of the Purchaser Common Stock.  Such trading price could fluctuate significantly.  The Shareholder understands that Purchaser can unilaterally take actions that could negatively influence such trading price, including without limitation completing a reverse stock split or raising capital on terms that are unfavorable to Shareholder.

2.            Amendment to Section 2 of the Purchase Agreement.

2.1.            Initial Paragraph.  The initial paragraph of Section 2 of the Purchase Agreement (prior to Section 2.1) is amended in its entirety to read as follows:

“The Company and the Shareholders, jointly and severally, hereby represent and warrant to Purchaser that each of the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.6 and 2.12 (“Special Representations”) is true and correct in all respects as of the Closing and each of the other representations contained in this Section 2 is, to the Knowledge of such representing party, true and correct in all material respects as of the Closing, except, in the case of all the representations and warranties contained in Section 2, as otherwise disclosed in a letter separately delivered to Purchaser by the Shareholders and the Company (the “Disclosure Letter”).  As used herein, the term “Knowledge” shall mean actual knowledge upon reasonable investigation of any Shareholder and any officer of the Company.  “Material Adverse Effect” shall mean with respect to the Company or the Business, any change, event, violation, inaccuracy, circumstance or effect that is materially adverse to the Business, whether by impacting the Business directly or by effecting the assets (including intangible assets), capitalization, condition, prospects or results of operations of such entity or person, provided, however, that in no event shall changes generally affecting the industry in which the Company currently operates or conducts the Business, or changes generally affecting the United States economy constitute a Material Adverse Effect.  Notwithstanding the foregoing provisions of this paragraph, any qualification  as to “Knowledge” or “materiality” in the first sentence of this paragraph shall not be effective unless the Closing occurs.

Amendment to Acquisition and Stock Purchase Agreement

2.2.            New Representation.  A new sentence hereby is added to Section 2.12 and shall read in its entirety as follows:

“There will be no obligation to withhold taxes in connection with the acquisition of the Shareholders’ Common Stock.”

3.            Amendment to Section 4.4.  Section 4.4 of the Purchase Agreement hereby is amended in its entirety to read as follows:

“4.4      Purchaser Common Stock.  If Purchaser makes an Exchange Election, all Exchange Shares will be duly authorized, and upon consummation of the Exchange, will be validly issued, fully paid and nonassessable.

4.            Amendment to Section 5.5.1.  Section 5.5.1 of the Purchase Agreement hereby is amended in its entirety to read as follows:

“5.1.1  Capital.  Purchaser shall have raised at least $7,000,000 in capital net of transaction expenses.”

5.            Amendment to Section 7.1.  The second sentence of Section 7.1 of the Purchase Agreement hereby is amended in its entirety to read as follows:

“All representations and warranties the Company and/or the Shareholders in this Agreement and any other certificate or document delivered by the Company and/or the Shareholders pursuant to this Agreement shall survive the Closing and continue in full force and effect; provided that all the representations and warranties of the Company and the Shareholders in Section 2 hereof other than those contained in Sections 2.2, 2.3 and 2.12 (Taxes) shall terminate on the six month anniversary of the Closing Date.”

6.            Amendment to Section 7.3.  Section 7.3 of the Purchase Agreement hereby is amended by adding the following sentence to the end of such Section:

 “If the Closing occurs, the total liability of the Indemnifying Parties for breaches of representations or warranties made in Section 2 or of any other breach of this Agreement shall be limited to the monies in the Holdback Account, except (a) the liability of the Indemnifying Parties hereunder for Damages resulting from breaches of representation and warranties contained in the Special Representations with respect to which Purchaser may go against the Holdback Account or the Promissory Note (to the full extent of the Promissory Note); (b) liability to pay any deficit in the Closing Date Net Cash with respect to which Purchaser may go against only up to $500,000 of the Promissory Note less any amounts that may have already been claimed against the Promissory Note under this or any other provision; (c) liability under the representations and warranties made in Section 2  other than the Special Representations with respect to which Purchaser may also go against only up $500,000 of the Promissory Note less any amounts that may have already been claimed against the Promissory Note under this or any other provision; and (d) there shall be no limit the liability of the Indemnifying Parties for claims involving fraud or intentional misconduct.  For the avoidance of doubt, the Parties agree that if the Closing occurs, then other than for a claim relating to the Special Representations or a claim involving fraud or willful misconduct, the full liability that Shareholders might have under this Agreement will be the amount in the Holdback Account and up to $500,000 of the Promissory Note.  Furthermore, if the Closing occurs, Purchaser shall make no claims pursuant to this indemnification provision or any other provision of this Agreement (i) until the aggregate amount of Damages that have been suffered or incurred, or to which any one of more Indemnified Parties has or have otherwise become subject, exceeds $50,000 and (ii) unless the amount of money claimed for any individual cause or basis exceeds $25,000; provided, however, that the foregoing limitations shall not apply to claims involving the Special Representations or claims involving fraud or willful misconduct.

Amendment to Acquisition and Stock Purchase Agreement

7.            Deletion of Section 1.9.  Section 1.9 of the Purchase Agreement hereby is deleted in its entirety.

8.            Miscellaneous.

8.1         Full Force and Effect.  As amended by this Amendment, the Agreement shall remain in full force and effect.

8.2         Conflict.  If the terms of this Amendment conflict with the terms of any of the Agreement, the terms of this Amendment shall control.

8.3         Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.

8.4         Governing Law.  This Amendment shall be governed by the laws of the State of California, notwithstanding its conflict of laws provisions.

8.5         Necessary Action.  The parties agree to take all action necessary or useful to complete and accomplish the intentions of this Amendment.

8.6          Severability.   If any provision of this Amendment is held to be invalid, void or unenforceable for any reason, the remaining provisions shall nevertheless continue in full force and effect.

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Amendment to Acquisition and Stock Purchase Agreement

The parties have executed this Amendment to Acquisition and Stock Purchase Agreement as of the date first written above.

THE PURCHASER:	SHAREHOLDERS:

RICEBRAN TECHNOLOGIES
/s/ Mark S. McKnight
Mark S. McKnight

/s/ W. John Short
W. John Short, Chief Executive Officer
/s/ Nicole McKnight
Nicole McKnight

THE COMPANY:	/s/ Renee S. Ellis
Renee S. Ellis
H&N DISTRIBUTION, INC.

MANAGEMENT ASSOCIATES INTERNATIONAL, INC.
/s/ Mark S. McKnight
Mark S. McKnight, CEO	/s/ Richard A. Ellis
Richard A. Ellis, President

SHAREHOLDER REPRESENTATIVE:

/s/ Mark S. McKnight
Mark S. McKnight

Amendment to Acquisition and Stock Purchase Agreement

EXHIBIT A
Form of Promissory Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS.  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION AS TO THE SECURITIES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO MAKER THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.

PROMISSORY NOTE

$________	January 1, 2014
___________, Arizona

FOR VALUE RECEIVED, RiceBran Technologies, a California corporation ("Maker"), promises to pay to [INSERT NAME OF SHAREHOLDER], a ________________ ("Holder"), or its registered assigns, at such address as Holder may from time to time designate, the principal sum of ________ Dollars ($___), or such lesser amount as shall equal the outstanding principal amount hereof (“Principal”), together with interest on the outstanding Principal balance, accruing at a fixed annual rate equal to one percent (1.00%) (as may be adjusted herein, “Interest”).

Maker and Holder are parties to an Acquisition and Stock Purchase Agreement, dated as of September 24, 2013 (as amended by that certain Amendment to Acquisition and Stock Purchase Agreement dated as of December 6, 2013, and as may be further amended, “Purchase Agreement”).  This Note is being issued pursuant to the Purchase Agreement.  Capitalized terms contained herein but not defined herein shall have the meaning ascribed to such terms in the Purchase Agreement.

1.            Payment of Principal and Interest.  Subject to the terms and conditions of this Note, Principal and Interest shall be paid as follows.

(i)            If Maker exercises its Exchange Election under the Purchase Agreement, all obligations of Maker under this Note, including all obligations to pay Principal and Interest, shall be satisfied in full by the issuance to Holder of shares of Maker’s common stock as provided in the Purchase Agreement.

Amendment to Acquisition and Stock Purchase Agreement

(i)            If Maker does not make an Exchange Election under the Purchase Agreement, then, on the last business day of each calendar quarter, beginning on March 31, 2015, Maker shall pay to Holder 1/16th of the original principal amount of this Note (as adjusted as provided in the Purchase Agreement and this Note), together with all accrued but unpaid Interest through the end of the month in which such payment is made.

(ii)            Maker shall make a balloon payment of all outstanding Principal and accrued but unpaid Interest on or before December 31, 2018 (the “Maturity Date, and together with the Interest Payment Dates, the Payment Dates”).

2.            Interest.  If Maker does not exercise its Exchange Election under the Purchase Agreement and issue the Exchange Shares to Holder on or before the earlier of (i) by January 31, 2015 and (ii) the fifth (5th) business day following the Subdebt Issuance Date, Interest shall thereafter accrue on the outstanding principal hereof at a fixed annual rate equal to five percent (5%); provided that if Maker does not exercise its Exchange Election under the Purchase Agreement and issue the Exchange Shares to Holder by January 31, 2016, Interest shall thereafter accrue on the outstanding principal hereof at a fixed annual rate equal to ten percent (10%) per annum.

3.            Tendering Payment.  Maker shall make all payments in lawful money of the United States of America and in immediately available funds.

4.            Computation of Interest.  All computations of Interest shall be based upon a year of three hundred sixty (360) days for actual days elapsed.

5.            Application of Payments.  Any payment received by Holder shall be credited first to any late fees due, then Interest accrued and the remainder to Principal.

6.            Prepayment.  Maker may not prepay this Note before February 1, 2015.  Thereafter, Maker may prepay all or any portion of this Note without the consent of Holder and without penalty.

7.            Severability.  If any provision or any word, term, clause or part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note and of the provision shall not be affected and shall remain in full force and effect.

8.            Governing Law.  This Note shall be governed by and construed under the laws of the State of Arizona, excluding its conflicts of laws rules.

9.            Waiver.  Any of the terms or conditions of this Note intended to benefit a party hereto may be waived by such party (a “Waiving Party”), but no such waiver shall affect or impair the rights of the Waiving Party to require observance, performance, or satisfaction, either of that term or condition as it applies on a subsequent occasion or of any other term or condition of this Note.

10.            Amendment.  This Note may only be amended, modified or terminated by an agreement in writing signed by Maker and Holder.

Amendment to Acquisition and Stock Purchase Agreement

11.            Successors and Assigns.  This Note will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the parties.

12            Disposition of Note in Compliance with Securities Laws.  With respect to any offer, sale, assignment or other disposition (each, a “Transfer”) of this Note, Holder hereof agrees to give written notice to Maker prior thereto, describing briefly the manner thereof, together with a written opinion of Holder's counsel, or other evidence, if requested by Maker, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state securities law then in effect).  Upon receiving such written notice and reasonably satisfactory opinion or other evidence, if so requested, Maker, as promptly as practicable, shall notify Holder that Holder may Transfer this Note, all in accordance with the terms of the notice delivered to Maker.  Prior to the Transfer of this Note, the Transferee must execute this Note, make the representations contained in this Note that were made by Holder and agree to be bound by the terms of this Note.  Any Transfer in violation of this Section shall be void and Maker shall have no obligations to the Transferee under this Note.

13            Prior Consent of Maker.  In addition to any other restriction on Transfer contained herein, neither this Note nor the rights of a Holder under this Note may be Transferred before January 31, 2015 without the prior written consent of Maker.

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Amendment to Acquisition and Stock Purchase Agreement

This Promissory Note is executed by Maker and Holder as of the first date set forth above:

MAKER

RiceBran Technologies, a
California Corporation

By:
W. John Short, Chief Executive Officer

HOLDER

By:

Name:

Title:

[SIGNATURE PAGE FOR PROMISSORY NOTE:  [NAME OF HOLDER]

Amendment to Acquisition and Stock Purchase Agreement